UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 10, 2009

(Date of Report - Date of earliest event reported on)

Vermont	000-16435	03-0284070
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Derby Road, Derby, Vermont	05829
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number: (802) 334-7915

Not Applicable

(Former name, former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17CFR 203.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events

Change in 2009 Annual Meeting Date

Under Section 2.02 of the Community Bancorp. Amended and Restated Bylaws, the 2009 annual meeting of shareholders of the Company is to be held on the third Tuesday in May, unless the Board of Directors fixes a different date.  Pursuant to that authority, the Board has fixed Tuesday, May 12, 2009 as the date for the 2009 annual meeting of shareholders, rather than the third Tuesday (May 19).

Revised Deadline under Bylaw Section 2.13 for Submission of Director Nominations and Shareholder Proposals for the 2009 Annual Meeting

The Company’s advance notice bylaw requires submission of notice of shareholder proposals and nominations no earlier than 180 days, and no later than 120 days, before an annual meeting in order for such matters to be considered at the meeting.  However, the bylaws provide for a new deadline to be established for submission of notices by shareholders if the annual meeting is to be held on a date other than the third Tuesday in May.  Therefore, in accordance with Section 2.13 of the revised bylaws, a shareholder wishing to submit a proposal for action, or to nominate an individual for election as a director, at the 2009 annual meeting of shareholders to be held on May 12, 2009 has until the close of business on Monday, March 9, 2009 to submit the information required by Section 2.13, and to otherwise comply with the requirements of such bylaw.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMUNITY BANCORP.

DATED: February 27, 2009	/s/ Stephen P. Marsh
Stephen P. Marsh,
President & Chief Executive Officer